Exhibit 23.2

              [LETTERHEAD OF DASZKAL, BOLTON, MANELA, DEVLIN & CO.
                         CERTIFIED PUBLIC ACCOUNTANTS]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this registration statement on Form SB-2 of our report dated August 9, 2001 related to the financial statements of Visitel Enterprises, Corp., and to the reference to our firm under the caption "Experts" in the prospectus.


/s/ Daszkal, Bolton, Manela, Devlin & Co.

Boca Raton, Florida
September 6, 2001